EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-153501 and 333-163108), and Form S-8 (No. 333-139196) pertaining to the Opexa Therapeutics, Inc. June 2004 Compensatory Stock Option Plan, of our report dated March 8, 2011 with respect to the audited financial statements of Opexa Therapeutics, Inc. for the years ended December 31, 2010 and 2009.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

March 8, 2011